FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY CORPORATION

APPOINTS THOMAS R. BROWN TO BOARD OF DIRECTORS

Former Sony Electronics Veteran

to Serve as Independent Financial Expert

SAN DIEGO, CA, March 27, 2006 -- American Technology Corporation (ATC) (NASDAQ: ATCO), a leading innovator of directed sound products and solutions, today announced the appointment of Thomas R. Brown as an independent director to its board. Brown will also serve on certain board committees, including ATC's audit committee.

Brown has over 30 years of executive level financial and operational management experience in industry leading companies, including over 16 years in various senior positions with Sony Electronics. From February 1988 to December 1995, Brown served as senior vice president/divisional controller for Sony's North American manufacturing operations. From December 1995 to April 2000, he served as its corporate controller and was an executive committee member. From April 2000 to September 2004, Brown was Sony's executive vice president and deputy president of the Information Technology division. Brown was also a senior manager of Price Waterhouse (now known as Price WaterhouseCoopers) for ten years.

Brown is currently the president of BrownThompson, an executive search firm based in San Diego.

Brown has served on other boards including the San Diego Regional Development Corporation, American Glass Video Company and Qualcomm Personal Electronics. Brown has a bachelor's degree in economics from Rutgers University and is a certified public accountant.

"Tom has proven senior financial and management experience that greatly enhances our board," said John Zavoli, ATC's president and chief operating officer. "Throughout his career, Tom has proven to be a strong leader who knows how to build and direct organizations that can produce results and increase profits in highly competitive industries. We are very happy to have him join our board."

"Tom Brown is a great addition to our board of directors," remarked Elwood G. Norris, founder and chairman of American Technology Corporation. "In his previous positions, he demonstrated the ability to streamline processes and reduce costs while simultaneously delivering outstanding customer service. We welcome his knowledge and experience in these and other business, financial, and management areas."

"ATC's amazing directed audio products have the potential to change the way we experience sound in a host of commercial and consumer applications," commented Brown. "I am very excited to join the board and add my experience to assist ATC attain operational and financial success."

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound® through its proprietary directed sound products and technologies which include: the award-winning HSS® (HyperSonic® Sound technology); LRAD™ (Long Range Acoustic Device) products family; NeoPlanar® products family, Sound Vector™ technology, and others. The Company is establishing a strong portfolio of patents, trademarks, and intellectual property including over 320 U.S. and foreign patents and pending patent applications to date. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the company's Form 10-K for the year ended September 30, 2005. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

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FOR FURTHER INFORMATION CONTACT:

Investor Relations: Media Inquiries:

Robert Putnam Don Mathias

(858) 676-0519 (949) 855-4520

robert@atcsd.com dwmath@aol.com